Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
CENNTRO, INC.
(the “Corporation”)

 a Nevada corporation

Adopted November 10, 2023, subject to and effective upon Cenntro Electric Group Limited’s redomiciliation from Australia to the United States

ARTICLE I
OFFICES

1.1 Registered Office. The registered office and registered agent of the Corporation shall be as from time to time set forth in the Corporation’s Articles of Incorporation.

1.2 Other Offices. The Corporation may also have offices at such other places of business, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS

2.1 Place of Meetings. All meetings of the stockholders for the election of Directors shall be held at such place, within or without the State of Nevada, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting.

(a)          The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time-to-time by the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who was a stockholder holding at least one percent (1%) of record at the time of giving of notice provided in Section 2.2(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

(b)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(a): (i) the stockholder must have given timely notice thereof in proper form to the Secretary of the Corporation as set forth below; and (ii) such other business must be a proper matter for stockholder action under the Nevada Revised Statutes.

(c)         To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs.  For purposes of this Section 2.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Accesswire, Market Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”).

(d)        Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and Rule 14a-4(d) thereunder (including such person’ s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (iii) any material interest of the stockholder in such business; (iv) a representation that the person sending the notice is a stockholder of record on the record date and shall remain such through the annual meeting date; and (v) a representation that such stockholder intends to appear in person or by proxy at such annual meeting to move the consideration of the business set forth in the notice.

(e)          Notwithstanding anything in this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(f)          Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(g)          Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws, may be called by the Chief Executive Officer or the President, or shall be called b . Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

2.4 Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at his address as it appears on the stock transfer books and records of the Corporation or its transfer agent, with postage thereon prepaid.

2.5 List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the registered office of the Corporation (or at such other location determined by the Board of Directors) for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

2.6 Quorum; Adjournments. At all meetings of the stockholders, the presence in person or by proxy of the holders of one-third (1/3rd) of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 Required Vote. When a quorum is present at any meeting of the Corporation’s stockholders, all questions shall be decided by majority vote of the votes cast, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8 Method of Voting; Proxies. Each outstanding share of the Corporation’s capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are otherwise provided by applicable law or the Articles of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and bearing a date not more than six months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any stockholder shall demand that voting be by written ballot.

2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action By Consent. Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such signed consents shall be delivered to the Secretary for inclusion in the Minute Book of the Corporation.

2.11 Inspectors of Election. The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board of Directors may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board of Directors, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

ARTICLE III
BOARD OF DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, a stockholders’ agreement or these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Qualification; Election; Term. None of the directors need be a stockholder of the Corporation or a resident of the State of Nevada. The directors shall be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

3.3 Number. The initial number of directors of the Corporation shall be one (1). Thereafter, the number of directors of the Corporation shall be fixed exclusively by resolution as the Board of Directors may from time to time designate. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.4 Removal. Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.5 Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the stockholders.

3.6 Place of Meetings; Participation by Electronic Media. Meetings of the Board of Directors and any committee thereof, regular or special, may be held at such place or virtually within or outside of the State of Nevada as may be fixed from time to time by the Board of Directors. Unless otherwise restricted by applicable law, the Articles of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other electronic media communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

3.7 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent or unless the directors then elected and serving shall change such time or place.

3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on oral or written notice to each director, given either personally, by telephone, by telegram, by mail, by facsimile or by e-mail at least forty-eight hours prior to the time of the meeting; provided, however, that if the Chairman of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given personally or by email, telephone, or facsimile provided that the notice shall be at least four (4) hours prior to the meeting. Special meetings shall be called by the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of two-thirds of directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice.

3.10 Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the fact as to his relationship or interest and as to the contract or transaction is known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the fact that the common directorship, office, or financial interest is not known to the director or officer at the time the transaction is brought before the Board of Directors for action; or (d) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors.

3.13 Compensation of Directors. Directors shall receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, shall establish, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed similar compensation and reimbursement of expenses for service on the committee.

ARTICLE IV
COMMITTEES

4.1 Designation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee consisting of one or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution.

4.2 Authority. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation.

4.3 Change in Number. The number of committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the whole Board of Directors.

4.4 Removal. Any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment, the best interests of the Corporation will be served thereby.

4.5 Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 4.1.

4.6 Meetings. Subject to Section 3.6, the time, place and notice (if any) of all committee meetings shall be determined by the respective committee. Unless otherwise determined by a particular committee, meetings of the committees may be called by the Chief Executive Officer or President on oral or written notice to each member, given either personally, by telephone, by telegram, by mail, by facsimile or by e-mail at least forty-eight hours prior to the time of the meeting and special meetings shall be called by the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any committee member. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a notice or waiver of notice of any meeting.

4.7 Quorum; Majority Vote. Unless otherwise determined by a particular committee, at any meeting a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.

4.8 Action by Consent. Any action required or permitted to be taken at any committee meeting may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of such committee.

4.9 Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 3.13.

ARTICLE V
NOTICE

5.1 Form of Notice. Whenever required by law, the Articles of Incorporation or these Bylaws, notice is to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice may be given: (a) in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books and records of the Corporation or its transfer agent; or (b) in any other method permitted by law, including email. Except for notices to directors as provided in Section 3.8 and 3.9 above, any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail and any notice given by email shall be deemed given upon transmission of the notice.

5.2 Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI
OFFICERS AND AGENTS

6.1 Officers. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Treasurer and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. None of the officers need be a member of the Board of Directors. Any two or more offices may be held by the same person.

6.2 Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, a Treasurer, a Secretary and such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

6.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

6.4 Term of Office and Removal. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

6.5 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the Board of Directors deems appropriate.

6.6 Chairman of the Board. The Chairman of the Board, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors.

6.7 Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board.

6.8 President. The President shall be subject to the direction of the Board of Directors and the Chief Executive Officer and shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. The President shall see that the officers carry all other orders and resolutions of the Board of Directors into effect. The President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or reserved to the Board of Directors or any committee thereof. The President shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer. The President shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

6.9 Chief Operating Officer. The Chief Operating Officer shall be subject to the direction of the Chief Executive Officer, the President and the Board of Directors and shall have day-to-day managerial responsibility for the operation of the Corporation.

6.10 Chief Financial Officer. The Chief Financial Officer shall be subject to the direction of the Chief Executive Officer, the President and the Board of Directors and shall have day-to-day managerial responsibility for the finances of the Corporation.

6.11 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or any committee thereof may from time to time prescribe, or as the President may from time to time delegate to him. In the absence or disability of the President, any Vice President may perform the duties and exercise the powers of the President.

6.12 Secretary. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation. He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

6.14 Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe or the President may from time to time delegate.

6.15 Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

6.16 Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum, by such surety companies and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary or such designated officer.

ARTICLE VII
CERTIFICATES OF SHARES

7.1 Form of Certificates. The Corporation may, but is not required to, deliver to each stockholder a certificate or certificates, in such form as may be determined by the Board of Directors, representing shares to which the stockholder is entitled. Such certificates shall be consecutively numbered and shall be registered on the books and records the Corporation or its transfer agent as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value.

7.2 Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by the Nevada Revised Statutes, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 7.1. At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this Section.

7.3 Lost Certificates. The Board of Directors may direct that a new certificate be issued, or that uncertificated shares be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate or uncertificated shares.

7.4 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation or its transfer agent by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.5 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII
INDEMNIFICATION

8.1 Directors and Executive Officers. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada Revised Statutes or any other applicable law, or (d) such indemnification is required to be made under Section 8.4 below.

8.2 Employees and Other Agents. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada Revised Statutes or any other applicable law, or (d) such indemnification is required to be made under Section 8.4 below.

8.3 Expenses.  The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (b) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

8.4 Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Article VIII to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Nevada Revised Statutes or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

8.5 Non-Exclusivitiy of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes or any other applicable law.

8.6 Survival of Rights. The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

8.7 Insurance. To the fullest extent permitted by the Nevada Revised Statutes, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.

8.8 Amendments. Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

8.9 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this ArticleVIII that shall not have been invalidated, or by any other applicable law. If this Article VIII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under applicable law.

8.10 Certain Definitions. For the purposes of this Article VIII, the following definitions shall apply:

(a)       The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration, and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)          The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)          The term the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)        References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)        References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE IX
GENERAL PROVISIONS

9.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Nevada Revised Statutes and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

9.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation.

9.3 Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.4 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.5 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

9.6 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

9.7 Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

9.8 Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.9 Off-Shore Offerings. In all offerings of securities pursuant to Regulation S of the Securities Act of 1933, as amended (the “Act”), the Corporation shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder.

9.10 Amendment of Bylaws. The Board of Directors shall have power to amend, modify or repeal these Bylaws, or adopt any new provision.

9.11 Forum for Adjudication of Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District does not have jurisdiction, the federal district court for the District of Nevada) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (A) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.11.

9.12 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

9.13 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

******

CERTIFICATION OF ADOPTION

The undersigned hereby certifies that he/she is the duly elected, qualified and acting Secretary of Cenntro, Inc., a Nevada corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were adopted as the Corporation’s bylaws as of the date hereof by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of November 10, 2023.

/s/ Peter Wang
Peter Wang
Chief Executive Office and Director